UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 8.01	Other Events

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, our Minnesota subsidiary, PDHC, Ltd. (“PDHC”) was served with a complaint (the “Complaint”) on February 3, 2006 from PDG, P.A. (“PDG”), the affiliated practice at Park Dental (the “PDG Litigation”). PDHC and PDG are parties to an Amended and Restated Service Agreement dated January 1, 1999 (as subsequently amended, the “Service Agreement”). The Complaint was filed in the Fourth Judicial District, Hennepin County, Minnesota (“the Court”), court file number 27-CV-06-2500.

In January 2007, PDHC filed a motion for partial summary judgment seeking to have several of PDG’s claims dismissed before trial, including the claim that the Service Agreement is void or voidable. On June 12, 2007, the Court rendered its decision on PDHC’s motion for summary judgment. The Court dismissed PDG’s claim that the agreement is illegal and should be voided as a matter of public policy. In addition, the Court dismissed PDG’s claims for violation of the Minnesota Franchise Act, unjust enrichment, and tortious interference with PDG’s relationships with certain of its former dentists. The Court denied PDHC’s motion to dismiss PDG’s claims for breach of the implied covenant of good faith and fair dealing and fraud and misrepresentation, finding disputed issues of material fact to be resolved at trial.

The trial was scheduled to begin on July 5, 2007 on the remaining claims asserted by PDG, including certain breaches of the Service Agreement, fraud and misrepresentation, breach of fiduciary duty and the implied covenant of good faith and fair dealing and constructive trust and accounting, and on PDHC’s counterclaims against PDG, including breach of the Service Agreement, breach of implied covenant of good faith and fair dealing, fraud and misrepresentation and tortious interference with employment relationships.

On July 5, 2007, the Court postponed and rescheduled the trial until November 13, 2007, in the interest of judicial efficiency. As previously disclosed, on March 28, 2007, PDHC received a notice of termination of the Service Agreement, effective December 31, 2007 from PDG. PDHC disputes that PDG has properly terminated the Service Agreement, and PDHC had filed a motion with the Court for leave to amend PDHC’s counterclaims in the PDG Litigation to include an additional claim with respect to the termination of the Service Agreement by PDG. The Court denied PDHC’s motion. On June 21, 2007, PDHC commenced a lawsuit against PDG for breach of the Service Agreement based upon the termination, and is seeking a declaratory judgment and monetary damages. In its decision on July 5, 2007, the Court consolidated PDHC’s separately filed lawsuit against PDG with the PDG Litigation and ordered that both cases will be tried together in November 2007.

For the three months ended March 31, 2007, revenues generated from our Service Agreement at Park Dental represented 25% of our consolidated net revenues. There is no assurance of adjudication of the claims in PDHC’s favor. Disruption or termination of the Service Agreement at Park Dental could have a material adverse effect on our business, financial condition and results of operations. On July 9, 2007, the Company issued a press release regarding this development. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated July 9, 2007 regarding developments related to the PDG Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

July 10, 2007	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)